UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): December 14, 2010

Gulf Resources, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

000-20936	13-3637458
(Commission File Number)	(IRS Employer Identification No.)

99 Wenchang Road, Chenming Industrial Park, Shouguang City, Shandong, China 262714

(Address of principal executive offices and zip code)

+86 (536) 567 0008

(Registrant's telephone number including area code)

(Registrant's former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On December 14, 2010, Gulf Resources, Inc. (the “Company”) issued a press release  in which it provided further clarifications to certain anonymous allegations made against the Company.  A copy of the press release is furnished as Exhibit 99.1 hereto.  In addition, English translations of six letters referred to in the press release have been furnished as Exhibits 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	Press release dated December 14, 2010.

99.2	Letter dated December 9, 2010 from the Yangkou Taxation Sub-Bureau, Shougang City, State Administration of Taxation

99.3	Letter dated December 3, 2010 from the Shouguang Municpal Association of Bromine Industry.

99.4	Letter dated December 3, 2010 from the Shouguang Municipal Economic and Information Agency

99.5	Letter dated December 9, 2010 from Shandong Yuyuan Group.

99.6	Letter dated December 10, 2010 from Bromine Plant of Shandong Haihua Co.

99.7	Letter dated December 2, 2010 from Shandong Morui Chemical Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GULF RESOURCES, INC.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

Dated: December 14, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press release dated December 14, 2010.

99.2	Letter dated December 9, 2010 from the Yangkou Taxation Sub-Bureau, Shougang City, State Administration of Taxation

99.3	Letter dated December 3, 2010 from the Shouguang Municpal Association of Bromine Industry.

99.4	Letter dated December 3, 2010 from the Shouguang Municipal Economic and Information Agency

99.5	Letter dated December 9, 2010 from Shandong Yuyuan Group.

99.6	Letter dated December 10, 2010 from Bromine Plant of Shandong Haihua Co.

99.7	Letter dated December 2, 2010 from Shandong Morui Chemical Company.